Exhibit 10.3

THE OPTION ISSUED PURSUANT TO THIS AGREEMENT AND THE SHARES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND STATE SECURITIES LAWS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION THEREUNDER.

Royale Energy, Inc.

Stock Option Agreement

This STOCK OPTION AGREEMENT (this “Option Agreement”) is entered into October 1, 2024 (the “Effective Date”), between Royale Energy, Inc., a Delaware corporation (the “Company”), and PEM Resources Limited Partnership (“Optionee”) a former holder of the Company’s Series B 3.5% Convertible Preferred Stock Series B Preferred Stock of the Company (“Series B Preferred Stock”).

WHEREAS, Optionee entered into the Exchange Agreement of even date herewith (the “Exchange Agreement”) in connection with the Company’s recapitalization transaction consummated effective October 1, 2024, for the sale and exchange of all of Optionee’s shares of Series B 3.5% Convertible Preferred Stock of the Company (the “Share”) in consideration for the Exchange Consideration (as defined in the Exchange Agreement);

WHEREAS, the Exchange Consideration to be delivered to Optionee under the Exchange Agreement includes options to purchase Royale Common pursuant to certain terms and conditions, and the Company and Optionee desire to set forth and memorialize terms of their agreement regarding such options to purchase Royale Common Stock in this Option Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties do hereby agree as follows:

SECTION 1. ISSUANCE OF OPTION.

Subject to the terms and conditions set forth in this Agreement, the Company hereby issues to Optionee the option to purchase 439,218 shares of Royale Common Stock (the “Option Shares”) at the exercise price of $0.10 per share as of the Effective Date, subject to adjustment as provided herein (the “Exercise Price”). This option is issued pursuant to the Exchange Agreement and comprises a part of the Exchange Consideration payable to Optionee. This option is not issued in consideration for employment or other services, and is not connected with any form of compensation plan for employees, advisors, contractors, consultants or any other service provider to the Company. Capitalized terms used in this Option Agreement (including the preamble and recitals) are defined in Section 14 of this Agreement.

SECTION 2. RIGHT TO EXERCISE AND VESTING.

(a)    Exercisability. Subject to the other conditions set forth in this Agreement, all or part of this option may be exercised at any time prior to its expiration.

(b)    No Vesting Requirement. There is no vesting or other condition to the exercisability of the Options. Optionee may exercise the option for 100% of the Option Shares, or any portion thereof, at any time beginning on the Effective Date through and including the Expiration Date.

SECTION 3. NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Agreement, this option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

SECTION 4. EXERCISE PROCEDURES.

(a)    Notice of Exercise. The Optionee or the Optionee’s representative may exercise this option by giving written notice to the Company pursuant to Section 11(c). The notice shall specify the election to exercise this option, the number of Option Shares for which it is being exercised and the form of payment. The notice shall be signed by the person exercising this option. In the event that this option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option. The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 for the full amount of the Exercise Price.

(b)    Issuance of Option Shares. After receiving a proper notice of exercise, the Company shall either:

(i)    cause to be issued a certificate or certificates for the Option Shares as to which this option has been exercised, registered in the name of Optionee or its designee (or in the names of such Person and his or her spouse as community property or as joint tenants with right of survivorship), and cause such certificate or certificates to be delivered to or upon the order of the Optionee; or

(ii)     If the Option Shares are to be uncertificated, cause the Company’s transfer agent to record the issuance and delivery of the Option Shares in the name of Optionee or its designee on the books of the Company (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship), and deliver a confirmation to Optionee confirming record ownership of the Options Shares as designated by Optionee.

(c)    Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Option Shares purchased by exercising this option.

SECTION 5. PAYMENT FOR STOCK.

(a)    Cash. All or part of the Exercise Price may be paid in cash or cash equivalents.

SECTION 6. TERM AND EXPIRATION.

Basic Term. This option shall in any event expire on June 30, 2029.

SECTION 7. LEGALITY OF INITIAL ISSUANCE.

None of the Option Shares shall be issued upon the exercise of this option unless and until the Company has determined that:

(a)    The Company and the Optionee have taken any actions required to register the Option Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;

(b)    Any applicable listing requirement of any stock exchange or other securities market on which the Stock is listed has been satisfied; and

(c)    Any other applicable provision of state or federal law has been satisfied.

SECTION 8. NO REGISTRATION RIGHTS.

The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Option Shares under this Option Agreement to comply with any law.

SECTION 9. RESTRICTIONS ON TRANSFER.

(a)    Securities Law Restrictions. Regardless of whether the offering and sale of the Option Shares have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop‑transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(b)    Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, the Optionee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Option Shares acquired under this Option Agreement without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. In the event of the declaration of a stock dividend, a spin‑off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Option Shares subject to the Market Stand-Off, or into which such Option Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Option Shares acquired under this Option Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the Option Agreement set forth in this Subsection (b). This Subsection (b) shall not apply to Option Shares registered in the public offering under the Securities Act, and the Optionee shall be subject to this Subsection (b) only if the directors and officers of the Company are subject to similar arrangements.

(c)    Investment Intent at Grant. The Optionee represents and agrees that the Option Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

(d)    Investment Intent at Exercise. In the event that the sale of Option Shares under this Option Agreement is not registered under the Securities Act, but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Option Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

(e)    Legends. All certificates evidencing Option Shares acquired subject to this Option Agreement shall bear a legend in substantially the form set forth below (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND STATE SECURITIES LAWS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION THEREUNDER.”

(f)    Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Option Shares sold under this Option Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Option Shares but without such legend.

(g)    Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 9 shall be conclusive and binding on the Optionee and all other persons.

SECTION 10. ADJUSTMENT OF OPTION SHARES.

(a)    General. In the event of a subdivision of the outstanding Royale Common Stock, a declaration of a dividend payable in Royale Common Stock, a declaration of an extraordinary dividend payable in a form other than shares of Royale Common Stock in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Royale Common Stock into a lesser number of shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Option Shares covered by this option or (ii) the Exercise Price.

(b)    Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, this option shall be an obligation of the Company subject to terms of the agreement of merger or consolidation. The Company may participate in such agreement of merger or consolidation in its sole discretion without the Optionee’s consent, but subject to Optionee’s right to exercise this option on or prior to consummation of such merger or consolidation, and the agreement of merger or consolidation may provide for:

(i)    The continuation of this option by the Company (if the Company is the surviving corporation);

(ii)    The assumption of this option by the surviving corporation or its parent;

(iii)    The substitution by the surviving corporation or its parent of options with substantially the same terms for this option; or

(iv)    The cancellation of this option without payment of any consideration.

(c)    Reservation of Rights. Except as provided otherwise in this Agreement, the Optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Option Shares subject to this option. The grant of this option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 11. MISCELLANEOUS PROVISIONS.

(a)    Rights as a Stockholder. Neither the Optionee nor the Optionee’s representative shall have any rights as a stockholder with respect to any Option Shares subject to this option until the Optionee or the Optionee’s representative becomes entitled to receive such Option Shares by filing a notice of exercise and paying the Exercise Price pursuant to Sections 4 and 5.

(b)    Notice. Any notice required by the terms of this Option Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address provided beneath his or signature to this Option Agreement or, if different, to the address that he or she most recently provided to the Company.

(c)    Entire Agreement. This Option Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(d)    Choice of Law. This Option Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 12. NO GUARANTEE OF TAX CONSEQUENCES.

The Company and the Board of Directors make no commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under this option. The Optionee has been advised to obtain, and has been provided the opportunity to obtain, independent legal and tax advice regarding the issuance and exercise of this option and the disposition of any Option Shares acquired upon exercise of this option.

SECTION 13. DEFINITIONS.

(a)    “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

(b)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)    “Committee” shall mean the Board of Directors, or any committee of the Board of Directors appointed by the Board of Directors to administer this Agreement.

(d)    “Common Share” shall mean one share of the Royale Common Stock, as adjusted in accordance with this Option Agreement.

(e)    “Company” shall mean Royale Energy, Inc., a Delaware corporation.

(f)    “Exercise Price” shall mean $0.10 per share, subject to adjustment as provided herein, multiplied by the number of Option Shares with respect to which this option is being exercised.

(g)    “Fair Market Value” shall mean the fair market value of a share of Royale Common Stock, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

(h)    “Nonstatutory Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

(i)    “Option Agreement” shall mean this Stock Option Agreement.

(j)    “Option Shares” shall mean the shares of Royale Common Stock issuable upon the full exercise of this option, as may be adjusted from time to time pursuant to the terms of this Agreement.

(k)    “Person” means any corporation, limited liability company, joint venture, partnership, individual, limited partnership, trust or other business entity.

(l)    “Royale Common Stock” shall mean the Common Stock of the Company.

(m)   “Securities Act” shall mean the Securities Act of 1933, as amended.

[Signature page follows]

IN WITNESS WHEREOF, this Stock Option Agreement is executed and entered into effective as of the day and year first above written.

Royale Energy, Inc. 1530 Hilton Head Road #205 El Cajon, CA 92019 __________________________ Johnny Jordan, Chief Executive Officer

PEM Resources Limited Partnership 104 W. Anapamu St., Suite C Santa Barbara, CA 93101-3126 __________________________ Mike McCaskey

Royale Energy, Inc.

NOTICE OF STOCK OPTION EXERCISE

You must sign Page 3 of this Notice before submitting it to the Company.

Optionee Information:

Name:	Social Security Number:
Address:	Employee Number:

Option Information:

Issuance Effective Date: October 1, 2024	Type of Stock Option:
Exercise Price per Share: $ .10	☐ Noncompensatory
Total number of shares of Common Stock of Royale Energy, Inc. (the “Company”) covered by option: __________________

Exercise Information:

Number of shares of Common Stock of the Company for which option is being exercised now: ________________. (These shares are referred to below as the “Purchased Shares.”)
Total Exercise Price for the Purchased Shares: $____________
Form of payment enclosed [check all that apply]:
☐ Check for $____________, made payable to “Royale Energy, Inc.”

Name(s) in which the Purchased Shares should be registered:
☐ In my name only
☐ In the names of my spouse and myself as community property	My spouse’s name (if applicable):
☐ In the names of my spouse and myself as joint tenants with the right of survivorship	_____________________________________
☐ In the name of an eligible revocable trust [requires Stock Transfer Agreement]	Full legal name of revocable trust: _____________________________________ _____________________________________ _____________________________________
The certificate for the Purchased Shares should be sent to the following address:	____________________________________________ ____________________________________________ ____________________________________________ ____________________________________________

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Representations and Acknowledgments of the Optionee:

SECTION 1.     I represent and warrant to the Company that I am acquiring and will hold the Purchased Shares for investment for my account only, and not with a view to, or for resale in connection with, any “distribution” of the Purchased Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

SECTION 2.     I understand that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or I obtain an opinion of counsel (in form and substance satisfactory to the Company and its counsel) that registration is not required.

SECTION 3.     I acknowledge that the Company is under no obligation to register the Purchased Shares.

SECTION 4.     I am aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. These conditions include (without limitation) that certain current public information about the issuer is available, that the resale occurs only after the holding period required by Rule 144 has been satisfied, that the sale occurs through an unsolicited “broker’s transaction” and that the amount of securities being sold during any three-month period does not exceed specified limitations. I understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

SECTION 5.     I will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act.

SECTION 6.     I acknowledge that I have received and had access to such information as I consider necessary or appropriate for deciding whether to invest in the Purchased Shares and that I had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.

SECTION 7.     I am aware that my investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. I am able, without impairing my financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of my investment in the Purchased Shares.

SECTION 8.     I acknowledge that the Purchased Shares remain subject to the Company’s right of first refusal and the market stand-off (sometimes referred to as the “lock-up”) and may remain subject to the Company’s right of repurchase at the exercise price, all in accordance with the applicable Stock Option Agreement.

SECTION 9.     I acknowledge that I am acquiring the Purchased Shares subject to all other terms of the Stock Option Agreement.

SECTION 10.     I acknowledge that the Company has encouraged me to consult my own adviser to determine the form of ownership that is appropriate for me. In the event that I choose to transfer my Purchased Shares to a trust, I agree to sign a Stock Transfer Agreement. In the event that I choose to transfer my Purchased Shares to a trust that is not an eligible revocable trust, I also acknowledge that the transfer will be treated as a “disposition” for tax purposes.

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SECTION 11.     I acknowledge that the Company has encouraged me to consult my own adviser to explain the federal income tax consequences of an option exercise and the tax consequences of acquiring the Purchased Shares at this time.

SECTION 12.     I agree to seek the consent of my spouse to the extent required by the Company to enforce the foregoing.

Signature:	Date:
PEM Resources Limited Partnership

Mike McCaskey

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